Exhibit 99.2

FOR IMMEDIATE RELEASE

TransEnterix, Inc. Announces Proposed Public Offering of Common Stock

RESEARCH TRIANGLE PARK, N.C. – June 8, 2015 – TransEnterix, Inc. (NYSE MKT: TRXC), a medical device company that is pioneering the use of robotics and flexible instruments to improve minimally invasive surgery, today announced it intends to offer shares of its common stock in an underwritten public offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering. TransEnterix plans to use the net proceeds from this offering for research and development, sales, marketing, and commercialization related to its SurgiBot™ System, working capital and other general corporate purposes.

Stifel and RBC Capital Markets are acting as the joint book-running managers and Raymond James and BTIG are acting as co-managers for the offering.

This offering is being made pursuant to a preliminary prospectus supplement and accompanying prospectus dated December 19, 2014, filed as part of TransEnterix’s effective $100 million shelf registration statement. Copies of the preliminary prospectus supplement and accompanying prospectus relating to these securities may be obtained by contacting Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, California 94104, by calling (415) 364-2720 or by emailing Syndprospectus@stifel.com, or RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, NY 10281-8098, Attention: Equity Syndicate, by calling (877) 822-4089 or by emailing equityprospectus@rbccm.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About TransEnterix

TransEnterix is a medical device company that is pioneering the use of robotics and flexible instruments to improve minimally invasive surgery by addressing the economic and clinical challenges associated with current laparoscopic and robotic options. The company is focused on the development and commercialization of the SurgiBot System, a robotically enhanced laparoscopic surgical platform that allows the surgeon to be patient-side within the sterile field.

Forward Looking Statements

This press release includes statements relating to the proposed offering of our common stock. These statements and other statements regarding our future plans and goals constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations and include our expectations regarding the proposed offering and use of proceeds. For a discussion of the most significant risks and uncertainties associated with TransEnterix’s business, please review our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

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Media Contact:

Mohan Nathan, 919-917-6559

mnathan@transenterix.com

Investor Contact:

Westwicke Partners

Mark Klausner, 443-213-0501

transenterix@westwicke.com